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                                                                    EXHIBIT 99.2

                    GENERAL RELEASE AND SEPARATION AGREEMENT
                 BY AND BETWEEN DAVID M. MULDER AND SALTON, INC.

     This General Release and Separation Agreement (hereinafter the "Agreement") is dated as of December 5, 2005, by and between DAVID M. MULDER (hereinafter "Mulder") and SALTON, INC. (hereinafter the "Company").

     WHEREAS, Mulder is currently in the employ of the Company; and

     WHEREAS, Mulder has resigned from all offices, titles and positions he held with the Company and its affiliates, effective December 5, 2005;

     IT IS THEREFORE EXPRESSLY AGREED AS FOLLOWS:

     1. RECITALS. The recitals set forth above are incorporated into and made a part hereof.

     2. RESIGNATION. Effective the date hereof, Mulder hereby resigns from all offices, titles and positions he holds with the Company and its affiliates. For purposes of this Agreement, "affiliates" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended. From the date hereof until December 31, 2005, Mulder agrees to continue as an employee of the Company performing special projects as may be assigned to him from time to time by the Chief Executive Officer and/or Chief Operating Officer of the Company. Mulder shall use his reasonable best efforts to perform faithfully and efficiently the special projects; provided, however, that Mulder shall be entitled to pursue alternative employment opportunities from within or outside his office at the Company during such period; provided, further, that if Mulder is required to be away from his office at the Company during normal business hours to pursue such opportunities, then he shall notify the Chief Operating Officer of the Company at least 24 hours in advance of such required absence.

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Mulder shall be entitled to use his current office in connection with the performance of the special projects from the date hereof through December 31, 2005.

     3. PAYMENT. Except as otherwise provided in this Agreement, the Company will make payments to Mulder in the amount of $11,538.46, minus appropriate and customary payroll deductions, each every two weeks, commencing with the first regular payroll payment date following Mulder's execution and delivery of this Agreement, until the earlier of: (x) the date Mulder secures alternative employment with an employer and (y) an aggregate of $300,000, minus customary payroll deductions, has been paid to Mulder pursuant to this sentence of Section 3 (the earlier of clause (x) and (y) of the preceding sentence is sometimes referred to herein as the "Payment Period"). Mulder agrees to immediately advise the Company's General Counsel, in writing, if he secures alternative employment with an employer. Each of the payments pursuant to the immediately preceding sentence shall be made on the Company's regular payroll payment date for the period with respect to which the payment is being made.

     In the event that Mulder secures alternative employment with an employer prior to end of the Payment Period, then the Company shall pay to Mulder an amount, less appropriate and customary payroll deductions, equal to 50% of the difference between $300,000 and the aggregate amount paid to Mulder pursuant to this Section 3 prior to the date Mulder secures such alternative employment.

     Mulder shall be paid the benefits he is entitled to receive upon termination of the Salton, Inc. Flexible Deferral Plan, such benefits to be paid at the same time as the other executive officers of the Company receive their benefits in connection with the termination of such Plan.

     Mulder acknowledges and agrees that he will not receive any bonus (formula, discretionary or of any other type) under any bonus plan of the Company or its affiliates for any


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prior fiscal years, the current fiscal year or future fiscal years, and Mulder waives and releases any claims to any such bonuses.

     4. MEDICAL AND DENTAL INSURANCE; OTHER BENEFITS. During the Payment Period, Mulder, his spouse and any other member of his family who is currently covered with respect to the Company's normal employee medical and dental indemnity plans shall be entitled to continue their participation in such plans. Notwithstanding the foregoing, if during the Payment Period, Mulder becomes eligible for coverage under the same or substantially similar medical and dental coverage, he will immediately advise the Company's General Counsel, in writing, of this fact, and the Company will cease providing such coverage. During the Payment Period, Mulder also will continue to be provided the use of the leased vehicle currently used by Mulder, subject to the same terms and conditions as he received as an executive officer of the Company. Other than as specifically set forth above, all other benefits to which Mulder was entitled as an officer and/or employee of the Company immediately prior to the date hereof, shall no longer be applicable from and after the date hereof.

     The parties acknowledge and agree that Mulder, as a former officer of the Company and certain Company affiliates: (i) is and will remain entitled to indemnification under the Company's By-Laws to the same extent and upon the same conditions as active officers or employees of such entities are entitled to indemnification as of the date hereof with respect to actions, suits or proceedings of whatever nature brought or that may be brought against Mulder by reason of the fact that he was an officer or employee of the Company and certain Company affiliates; and (ii) shall be entitled to directors and officers insurance coverage on the same terms and conditions as any former officer of the Company.

     5. RELEASE.

     (a) Release by Mulder. Mulder acknowledges and agrees that the payments pursuant to Section 3 above, and the provision of other benefits, as set forth in Section 4 above, constitute


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sufficient consideration for the release of the Company by Mulder provided below. For the consideration detailed above, and except for (i) any criminal act or act of willful misconduct by the Company with respect to Mulder, (ii) the obligations of the Company in this Agreement and the benefits preserved and/or provided to Mulder in this Agreement and (iii) any obligation which the Company has under and in accordance with its By-Laws as currently in effect (whether or not covered by insurance) to indemnify Mulder in his capacity as an officer or employee of the Company or of any of its subsidiaries or affiliates, Mulder, on behalf of himself and his heirs, executors, administrators, attorneys and assigns, hereby waives, generally releases and forever discharges the Company, its subsidiaries, divisions and affiliates, whether direct or indirect (including its and their respective directors, officers, employees, partners and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as "Company Releasees"), from any and all known or unknown actions, causes of action, claims, damages, suits, obligations, agreements, attorneys' fees or any other liabilities of any kind whatsoever which have or could be asserted against the Company Releasees arising out of or related to: his service as an officer or employee of the Company and/or any of the other Company Releasees, employment with and/or separation from employment with the Company and or any of the other Company Releasees, and/or any other occurrence up to and including the date of this Agreement, including but not limited to claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended ("ADEA"), the Employee Retirement Income Security Act of 1974, as amended, the Rehabilitation Act of 1973, as amended, the Americans with Disabilities Act, as amended, the Illinois Human Rights Act, as amended, and/or any other federal, state, or municipal employment discrimination statutes (including, but not limited to, claims based on age, sex attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status).

Mulder agrees that he will not commence any action or proceeding of any nature whatsoever, and that he will not seek or be entitled to any award of equitable or monetary relief in any action or proceeding brought on his behalf, that arises out of the matters released by Mulder under this Agreement.

     (b) Release by the Company. Except for (i) any criminal act or act of willful misconduct by Mulder and (ii) the obligations of Mulder in this Agreement, the Company, on behalf of itself, its affiliates and each of its and their respective attorneys and assigns, hereby waives, generally releases and forever discharges Mulder and his successors and assigns (hereinafter collectively referred to as "Mulder Releasees"), from any and all known or unknown actions, causes of action, claims, damages, suits, obligations, agreements, attorneys' fees or any other liabilities of any kind whatsoever which have or could be asserted against the Mulder Releasees arising out of or related to: Mulder's service as an officer or employee of the Company and/or any of the other Company Releasees, employment with and/or separation from


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employment with the Company and or any of the other Company Releasees, and/or any other occurrence up to and including the date of this Agreement. The Company agrees that it will not commence any action or proceeding of any nature whatsoever, and that it will not seek or be entitled to any award of equitable or monetary relief in any action or proceeding brought on its behalf, that arises out of the matters released by the Company under this Agreement.

     6. COVENANTS.

     (a) Nondisclosure. At all times hereafter, Mulder will maintain the confidentiality of all information in whatever form concerning the Company or any of its affiliates or subsidiaries relating to its or their businesses, customers, finances, strategic or other plans, marketing, employees, trade practices, trade secrets, know-how or other matters (other than information which is generally known outside the Company or which becomes generally known other than as a result of any improper act or omission by Mulder), and Mulder will not, directly or indirectly, make any disclosure thereof to anyone, or make any use thereof, on his own behalf or on behalf of any third party, unless specifically requested by or agreed to in writing by an executive officer of the Company. Mulder has returned or will return on or prior to December 31, 2005 to the Company all reports, files, memoranda, records and software, credit cards, cardkey passes, door and file keys, computer access codes or disks and instructional manuals, lap top computer and other physical or personal property which he received or prepared or helped prepare in connection with his employment with the Company, its subsidiaries and affiliates, and Mulder has not retained and will not retain any copies, duplicates, reproductions or excerpts thereof. Mulder agrees to take all necessary actions, if required by and at the cost of the Company, to vest such property rights in the Company.

     (b) Non-Interference; etc. From the date hereof until June 30, 2007, Mulder agrees that he will not directly or indirectly interfere with the Company's relationship with, or endeavor to entice away from the Company, any person, firm, corporation, or other business


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organization who or which at any time (whether before or during the period between the date hereof and June 30, 2007) was a customer, officer, employee or supplier of, or maintained a business or contractual relationship with, the Company or any of its affiliates or their predecessors. Mulder further agrees that from the date hereof until June 30, 2007, he will not, directly or indirectly, (i) solicit or induce any officer or employee of the Company or any of its subsidiaries to leave the employment of the Company or any of its subsidiaries, (ii) take any action which would interfere with contractual or other relationships of the Company or any of its affiliates with customers, suppliers, employees, governmental agencies, regulators, or others, any action which disparages or diminishes the reputation of the Company or any of its affiliates, or any action which diverts customers or potential customers of the Company or any of its affiliates or otherwise adversely affects their business or (iii) subsequent to December 31, 2005, initiate or participate in discussions of Company business matters with directors, officers or employees of the Company or its affiliates other than at the request of an executive officer of the Company.

     (c) Cooperation. From the date hereof until June 30, 2007, Mulder agrees that at the request of an executive officer of the Company and upon reasonable notice he shall provide thorough and accurate information and testimony voluntarily to or on behalf of the Company or any of its subsidiaries or affiliates, regarding any claim, action, proceeding or investigation ("Proceeding") by or against the Company or any of its subsidiaries or affiliates by any third party or by any governmental agency, but he agrees not to disclose or to discuss with anyone who is not directing or assisting in any Proceeding, other than his attorney, the fact of or the subject matter of any Proceeding, except as required by law. The parties agree that any information and testimony provided by Mulder in accordance with this Section 6(c) in good faith and based on his honest belief that such information or testimony is materially accurate shall not be deemed to violate any provision of this Agreement. The Company will reimburse Mulder for


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reasonable out-of-pocket expenses (including, without limitation, travel, telephone and facsimile, courier expenses and reasonable fees and expenses of counsel) reasonably incurred in complying with this Section 6(c).

     7. CONFIDENTIALITY. The Company shall issue a press release regarding Mulder's separation in the form attached hereto as Exhibit A. Except as required by applicable law, this Agreement and all of the terms, conditions and provisions hereof shall be kept strictly confidential by the Company and Mulder, except that: (i) Mulder may disclose the terms, conditions and provisions of this Agreement to his spouse, his personal legal counsel and financial and tax advisors and appropriate taxing authorities, provided that each of such persons (other than taxing authorities) to whom disclosure is made consents in writing to preserve the confidentiality of the disclosure as provided herein prior to such disclosure, or as required by applicable law; and (ii) the Company may (a) file this Agreement with the Securities and Exchange Commission (the "SEC"), and
(b) disclose or describe the existence and terms of this Agreement in any document filed with the SEC or in the Company's annual or quarterly reports to shareholders. The Company agrees that it shall not make any disparaging or negative comment to any other person or entity regarding Mulder or the circumstances surrounding Mulder's resignation from the Company or any of its affiliates. Mulder agrees not to make any disparaging or negative comment to any other person or entity regarding (a) the Company or any of its affiliates, (b) any of the owners, directors, officers, stockholders, members, employees, attorneys or agents of the Company or any of its affiliates, (c) the working conditions at the Company or any of its affiliates, or (d) the circumstances surrounding Mulder's resignation from the Company or any of its affiliates.

     8. VOLUNTARY AGREEMENT, LEGAL CONSULTATION, REVOCATION, ETC. Mulder agrees and acknowledges: (a) that his waiver of rights under this Agreement is


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knowing and voluntary; (b) this Agreement complies in full with all of the requirements of the Older Workers Benefits Protection Act; (c) that he understands the terms of this Agreement, including that the release in Section 5 is a general release; (d) that the payments listed in Section 3 and the other considerations set forth in Section 4 exceed the amount and benefits that would normally be received by an employee or officer who resigns or is terminated by the Company; and (e) that he has been advised by the Company to consult with an attorney prior to executing this Agreement and has done so. Mulder shall have twenty-one (21) days to consider the waiver of his rights under the ADEA and if he has signed this Agreement within such 21-day period, Mulder shall have seven
(7) days from the date of execution to revoke his consent to the waiver of his rights under the ADEA. If no such revocation occurs, Mulder's waiver of rights under the ADEA shall become effective seven (7) days from the date of execution by the parties. In the event that Mulder revokes his waiver of rights under the ADEA, the Company shall not be obligated to make the payments set forth in
Section 3 or to pay or provide the other benefits set forth in this Agreement, and all provisions of this Agreement shall immediately become void and of no effect and any benefits previously paid to Mulder pursuant to this Agreement prior to the date of such revocation shall be immediately repaid to the Company.

     9. NO ADMISSION OF FAULT. All parties to this Agreement agree and acknowledge that the considerations exchanged herein do not constitute and shall not be interpreted as any admission of fault on the part of any party.

     10. ENTIRE AGREEMENT; COUNTERPARTS. Other than as stated herein, Mulder warrants that no promises or inducements have been offered for this Agreement other than as set forth herein and that this Agreement is executed without reliance upon any other promises or representations. This Agreement contains the entire understanding of the parties and shall not be modified except in writing signed by the parties hereto. This Agreement supersedes


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all prior agreements and understandings concerning the subject matter hereof including, but not limited to, the Employment Agreement dated January 1, 2003 between the Company and Mulder, which shall have no further force or effect. The parties may execute this Agreement in counterparts.

     11. SEVERABILITY. If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect. If any restrictions or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible within reasonable bounds.

     Each party hereto acknowledges and agree that the other party will or would suffer irreparable injury in the event of a breach or violation or threatened breach or violation of the provisions set forth in Sections 6 and 7 herein and each party agrees that, in the event of an actual or threatened breach or violation of such provisions by such party, the other party shall be awarded injunctive relief in a court of appropriate jurisdiction to prohibit or remedy any such violation or breach or threatened violation or breach, without the necessity of posting any bond or security, and such right to injunctive relief shall be in addition to any other right or remedy available to such other party.

     12. WAIVER. The waiver by the Company or Mulder of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.


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     13. GOVERNING LAW. This Agreement and the enforcement thereof shall be governed and controlled in all respects by the laws of the State of Illinois, without giving effect to its conflicts of law provisions.

     14. NOTICE. Any notice to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail, return receipt requested, addressed as follows:

               To Mulder at:
               145 Hamilton Court
               Lake Bluff, Illinois 60094

               with a copy to:
               William C. Hermann, Esq.
               Chapman and Cutler LLP
               111 West Monroe Street
               Chicago, Illinois 60603

               To the Company at:
               Salton, Inc.
               1955 West Field Court
               Lake Forest, Illinois 60045

               with a copy to
               Neal Aizenstein, Esq.
               Sonnenschein Nath & Rosenthal
               8000 Sears Tower
               Chicago, Illinois 60606-60404

     15. NEUTRAL CONSTRUCTION. The parties have negotiated this Agreement and all of the terms and conditions contained in this Agreement in good faith and at arm's length, and each party has been represented by counsel during such negotiations. No term, condition, or provision contained in this Agreement will be construed against any party or in favor of any party (i) because such party or such party's counsel drafted, revised, commented upon, or did not comment upon, such term, condition, or provision; or (ii) because of any presumption as to any inequality of bargaining power between or among the parties. Furthermore, all terms, conditions, and provisions contained in this Agreement will be construed and interpreted in a


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manner which is consistent with all other terms, conditions, and provisions contained in this Agreement.

     16. ATTORNEYS' FEES. In the event that a legal action is brought to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its costs of court, including all reasonable attorney fees at all trial and appellate levels.

     17. BINDING NATURE. This Agreement shall be binding upon the heirs, representatives, transferees, successors and assigns of the parties, including any entity with which the Company may merge or consolidate or to which it may transfer all or substantially all of its assets.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DAVID M. MULDER                         SALTON, INC.


                                        By:
-------------------------------------       ------------------------------------
                                        Name: David C. Sabin
                                        Title: Chairman


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                                  EXHIBIT A


SALTON ANNOUNCES RESIGNATION OF DAVID M. MULDER

LAKE FOREST, Ill.--December 5, 2005--Salton, Inc. (NYSE:SFP) announced today that David M. Mulder has resigned his position as Executive Vice President, Chief Administrative Officer and Senior Financial Officer of the Company to pursue other interests.

Mr. Leonhard Dreimann, Chief Executive Officer, commented: "On behalf of Salton, we would like to express our thanks to Dave Mulder for his efforts on behalf of the Company. These efforts have included building our financial organization and assisting the Company through its recent restructuring activities. We wish David the best of luck in his future endeavors."

The Company also announced that William M. Lutz, the Company's current Vice President-Finance has been promoted to Chief Financial Officer.

"Bill Lutz is a highly qualified accounting executive who has managed our day-to-day accounting functions for several years. Mr. Lutz will assume the accounting and finance responsibilities of Mr. Mulder's position. Mr. William B. Rue, the Company's President and Chief Operating Officer, will assume the remaining responsibilities of Mr. Mulder's position," stated Mr. Dreimann.

ABOUT SALTON, INC.

Salton, Inc. is a leading designer, marketer and distributor of branded, high-quality small appliances, electronics, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, tabletop products, time products, lighting products, picture frames and personal care and wellness products. The company sells its products under a portfolio of well recognized brand names such as Salton(R), George Foreman(R), Westinghouse (TM), Toastmaster(R), Melitta(R), Russell Hobbs(R), Farberware(R), Ingraham(R) and Stiffel(R). It believes its strong market position results from its well-Known brand names, high-quality and innovative products, strong relationships with its customer base and its focused outsourcing strategy.